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                                                                       EXHIBIT 5



                      (Letterhead of Phelps Dunbar, L.L.P.)


                                January 10, 2005


Whitney Holding Corporation
228 St. Charles Avenue
New Orleans, LA 70130

         Re: Registration Statement on Form S-4 with respect to 1,518,765 shares of Whitney Holding Corporation common stock

Gentlemen:

         We have acted as special Louisiana counsel to Whitney Holding Corporation (the "Company") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company on the date hereof with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of approximately 1,518,765 shares of the Company's common stock, no par value (the "Shares"), to be issued as part of the consideration for all of the outstanding shares of common stock of Destin Bancshares, Inc. ("Destin") pursuant to that certain Agreement and Plan of Merger dated October 12, 2004 between the Company and Whitney National Bank, on the one hand, and Destin and Destin Bank, on the other hand (the "Plan of Merger").

         In so acting, we have examined originals, or photostatic or certified copies, of the Plan of Merger, such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

         Based upon the foregoing, we are of the opinion that:

         (1) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Louisiana.

         (2) The Shares are duly authorized and, when issued by the Company in accordance with the terms of the Plan of Merger, will be legally and validly issued, fully paid and nonassessable.
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Whitney Holding Corporation
January 10, 2005
Page 2


         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the proxy statement-prospectus forming a part thereof under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the general rules and regulations of the Commission.

                                         Very truly yours,

                                         /s/ PHELPS DUNBAR, L.L.P.